EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-120296) pertaining to the Chart Industries, Inc. 2004 Stock Option and Incentive Plan and Chart Industries, Inc. 2004 Stock Option Plan for Outside Directors of our report dated March 23, 2005, with respect to the consolidated financial statements of Chart Industries, Inc. included in the Form 10-K for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Cleveland, Ohio

March 30, 2005